EXHIBIT 99.1

QXO to List Shares on the New York Stock Exchange

GREENWICH, Conn. — January 6, 2025 — QXO, Inc. (Nasdaq: QXO) today announced that it will transfer the listing of its common stock to the New York Stock Exchange (“NYSE”) from the Nasdaq Stock Market (“Nasdaq”). The company will retain its stock ticker, QXO.

QXO expects to begin trading on the NYSE on January 17, 2025, when Chairman and Chief Executive Officer Brad Jacobs will ring the Opening Bell. The company’s stock will continue to trade on Nasdaq until the transfer is complete.

"We're excited to list QXO's shares on the Big Board," Jacobs said. "The public companies I founded prior to QXO and listed on the NYSE have all delivered outsized shareholder value. We intend to replicate that success by creating a tech-forward leader in the $800 billion building products distribution industry.”

About QXO

QXO provides technology solutions, primarily to clients in the manufacturing, distribution and service sectors. The company provides consulting and professional services, including specialized programming, training and technical support, and develops proprietary software. As a value-added reseller of business application software, QXO offers solutions for accounting, financial reporting, enterprise resource planning, warehouse management systems, customer relationship management, business intelligence and other applications. QXO plans to become a tech-forward leader in the $800 billion building products distribution industry. The company is targeting tens of billions of dollars of annual revenue in the next decade through accretive acquisitions and organic growth. Visit QXO.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals, including with respect to the timing of trading on the NYSE, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. Forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and there are a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements, including, among others, risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, including the section entitled “Risk Factors” contained therein. The Company cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. The Company undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Media Contact:

Joe Checkler
joe.checkler@qxo.com
203-609-9650

Investor Contact:

Mark Manduca

mark.manduca@qxo.com

203-321-3889